Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

BENEFITFOCUS, INC.

ARTICLE I

Stockholders

Section 1.1    Annual Meetings. An annual meeting of stockholders of the Company (the “Stockholders”) shall be held for the election of directors of the Company at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors (the “Board”) from time to time. Any other proper business may be transacted at the annual meeting. Annual meetings may be called by the Board or by any officer instructed by the Board to call the meeting.

Section 1.2    Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of Stockholders shall be called by the Secretary upon the written request of Stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such meeting. Any such written request by the Stockholders for a special meeting shall state the purpose of the meeting.

Section 1.3    Notice of Meetings. A written notice of each annual or special meeting of Stockholders shall be given stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice of meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder of record entitled to vote at such meeting, personally, by mail or, to the extent and in the manner permitted by applicable law, electronically. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the Stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4    Adjournments. Any annual or special meeting of Stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3.

Section 1.5    Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of Stockholders. In the absence of a quorum, the Stockholders so present may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of Stockholders, even though less than a quorum remains, shall not affect the ability of the remaining Stockholders lawfully to transact business.

Section 1.6    Organization. Meetings of Stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7    Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of Stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of Stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these bylaws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the Board may require a larger vote upon any election or question.

Section 1.8    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.9    List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.

Section 1.10    Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

ARTICLE II

Board of Directors

Section 2.1    Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided by law or in the Certificate of Incorporation. The Board shall consist of not less than one (1) no more than five (5) members. Directors may be divided into one, two or three classes as determined by the Stockholders. The Stockholders shall determine which directors are members of each class. Directors need not be Stockholders.

Section 2.2    Election; Resignation; Vacancies.

(a)    Unless the Certificate of Incorporation or an amendment to these Bylaws adopted by the Stockholders provides for a Board divided into two or three classes, at each annual meeting of Stockholders the Stockholders shall elect directors each of whom shall hold office until the next annual meeting of Stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. If the Board is divided into classes, at each annual meeting at which the term of office of a class of directors expires, the Stockholders shall elect directors of such class each to hold office until the annual meeting at which the terms of office of such class of directors expire and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

(b)    Any director may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. A resignation shall take effect when the resignation is delivered to the officer to whom it is directed unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, without any need for its acceptance. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

(c)    Any newly created directorship or any vacancy occurring in the Board for any reason may be filled by a majority of the remaining directors (excluding any director elected by any class or series of preferred stock), although less than a quorum, or by a plurality of the votes cast in the election of directors at a meeting of Stockholders. Each director elected to replace a former director shall hold office until the expiration of the term of office of the director whom he or she has replaced and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. A director elected to fill a newly created directorship shall serve until the next annual meeting of Stockholders.

Section 2.3    Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4    Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, if any, the President, the Secretary or by any member of the Board. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5    Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the President, or in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 2.6    Quorum; Vote Required for Action. At all meetings of the Board a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 2.7    Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.8    Compensation. The Board shall have the authority to fix the compensation of directors.

ARTICLE III

Officers

Section 3.1    Executive Officers; Election; Qualification; Term of Office. The Board shall elect a President and may, if it so determines, elect a Chairman of the Board from among its members. The Board shall also elect a Secretary and may elect one or more Vice Presidents (or Executive Vice Presidents), one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The Board may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person. Except as otherwise provided in the resolution of the Board electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of Stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 3.2    Resignation; Removal; Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board at any regular or special meeting.

Section 3.3    Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the Stockholders, the Board and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE IV

Stock Certificates and Transfers

Section 4.1    Certificate. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such Stockholder in the Corporation; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Any such resolution of the Board shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Any or all of the signatures on the certificate may be facsimile, stamp or other imprint. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

Section 4.2    Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE V

Indemnification of Directors, Officers and Other Personnel

Section 5.1    Non-Derivative Actions. To the fullest extent allowed by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, an attorney-in-fact or member of a committee appointed by the Board, officer, salaried employee, or fiduciary of the Corporation or is or was serving at the request of the Corporation (whether or not as a representative of the Corporation) as a director, officer, employee, (for example, acting in a fiduciary capacity for welfare benefit plans), or fiduciary of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any original criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 5.2    Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or in suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, an attorney-in-fact or member of a committee appointed by the Board, officer, salaried employee, or fiduciary of the Corporation or is or was serving at the request of the Corporation (whether or not as a representative of the Corporation) as a director, officer, employee, (for example, acting in a fiduciary capacity for welfare benefit plans), or fiduciary of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for the negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

Section 5.3    Expenses. To the extent that a director, and attorney-in-fact or member of a committee appointed by the Board, officer, salaried employee, or fiduciary of the Corporation shall be successful on the merits in defense of any action, suit, or proceeding referred to in Section 5.1 or Section 5.2 of this Article V or in defense of any claim, issue, or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

Section 5.4    Authorization. Any indemnification under Section 5.1 or Section 5.2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, and attorney-in-fact or member of a committee appointed by the Board, officer, salaried employee, or fiduciary of the Corporation is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 5.1 or Section 5.2. Such determination shall be made by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding. If such a quorum is not obtainable, or even if obtainable but a quorum of disinterested directors so directs, such determination shall be made by independent legal counsel in a written opinion, or by the Stockholders.

Section 5.5    Advance Payment of Expenses. Expenses (including attorney’s fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in Section 5.4 of this Article V upon receipt of an undertaking by or on behalf of the director, an attorney-in-fact or member of a committee appointed by the Board, officer, salaried employee, or fiduciary of the Corporation to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article V.

Section 5.6    Non-Exclusivity. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under the Certificate of Incorporation, any agreement, insurance policy, vote of the Stockholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 5.7    Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, attorney-in-fact or member of a committee appointed by the Board, officer, salaried employee, or fiduciary of the Corporation, or is or was serving at the request of the Corporation (whether or not as a representative of the Corporation) as a director, officer, employee, (for example, acting in a fiduciary capacity for welfare benefit plans, or fiduciary of another Corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this section.

Section 5.8    Continuance. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, attorney-in-fact or member of a committee appointed by the Board, officer, salaried employee, or fiduciary of the Corporation with regard to acts or omissions of such person occurring or alleged to have occurred while the person was so engaged, and shall inure to the benefit of heirs, executors, and administrators of such a person.

Section 5.9    Application of this Article. The provisions of this Article V shall apply to all actions, suits or proceedings described in Section 5.1 or Section 5.2 arising or alleged to arise out of any acts or omissions on the part of any person referred to in Section 5.1 or Section 5.2 occurring or alleged to occur prior to the adoption of this Article V or at any time while it remains in force.

ARTICLE VI

Miscellaneous

Section 6.1    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 6.2    Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3    Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 6.4    Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the Stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 6.5    Amendment of Bylaws. These bylaws may be amended or repealed, and new bylaws adopted, by the Board, but the Stockholders entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them.

These Amended and Restated Bylaws were duly adopted by the Board of the Company on January 24, 2023.